EXHIBIT 10.7
                                  ------------

                         SENIOR SECURED PROMISSORY NOTE
                         ------------------------------

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), NOR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT AND THIS SECURITY MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OF IT UNDER THE ACT OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE MAKER THAT SUCH SALE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT. THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT UPON THE CONDITIONS SPECIFIED IN THIS NOTE AND THE SECURITIES PURCHASE AGREEMENT, DATED FEBRUARY __, 2005 (THE "PURCHASE AGREEMENT"), AND NO TRANSFER OF THIS SECURITY SHALL BE VALID OR EFFECTIVE UNLESS AND UNTIL SUCH CONDITIONS SHALL HAVE BEEN COMPLIED WITH. THE TRANSFERABILITY OF THIS SECURITY IS SUBJECT TO THE TRANSFER RESTRICTIONS SET FORTH HEREIN AND IN THE PURCHASE AGREEMENT, A COPY OF WHICH WILL BE PROVIDED TO THE HOLDER HEREOF UPON WRITTEN REQUEST TO THE MAKER.

                                CORVU CORPORATION

             FORM OF SENIOR SECURED NON-CONVERTIBLE PROMISSORY NOTE

THIS SENIOR SECURED NOTE IS MADE AND DELIVERED PURSUANT TO THE PURCHASE AGREEMENT AND SUBJECT TO THE TERMS AND CONDITIONS THEREOF. THIS SENIOR SECURED
NOTE IS SECURED BY THE COLLATERAL DESCRIBED IN A CERTAIN SECURITY AGREEMENT, DATED AS OF EVEN DATE HEREWITH (THE "SECURITY AGREEMENT").



                                                               February 11, 2005
$1,500,000

            FOR VALUE RECEIVED, CORVU CORPORATION, a Minnesota corporation (the "Maker"), promises to pay to the order of COMVEST INVESTMENT PARTNERS II LLC, a Delaware limited liability company or its registered assigns (the "Holder") on or before a date which shall be the earlier of (i) thirty-six (36) months following the Closing Date, (ii) a merger or combination of the Company or the sale, transfer or other disposition of all or substantially all of the assets of the Company or (iii) the acquisition by a single entity, person or a "group" within the meaning of Rule 13d-1 of the Exchange Act, of more than fifty percent (50%) of the voting power or capital stock of the Company (on a fully-diluted basis) (the "Maturity Date") the principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) together with all accrued and unpaid interest thereon, unless this Note is sooner converted in accordance with the terms set forth herein. All capitalized terms used but not defined herein shall have the meaning set forth in the Purchase Agreement.

            1. Interest Rate. The unpaid balance of the principal amount of this Note shall accrue simple interest (the "Interest") at a rate (the "Interest Rate") per annum as follows:

                  Months 1-12 of the Senior Secured Note      6% per annum
                  Months 13-24 of the Senior Secured Note     9% per annum
                  Months 25-36 of the Senior Secured Note     12% per annum

Interest shall begin accruing as of the date hereof through the Maturity Date. Interest shall accrue on a quarterly basis and on the date of a conversion, if applicable, and shall be computed on the basis of a 365-day year, for the actual number of days involved. If any Event of Default has occurred and is continuing, the Senior Secured Note shall bear interest at a rate of the then-applicable Interest plus four percent (4%) per annum until such time as such Event of Default has been cured.

            2. Payment of Principal Amount and Interest. Accrued Interest shall be due and payable on a quarterly basis. Such payments shall be made either by wire transfer or by delivery to the Holder of a check payable to the Holder.

            3. Prepayment.

                  (a) Optional Prepayment. Notwithstanding the foregoing, at any time after the Closing Date, the Maker shall have the right to prepay all or any portion of the then-outstanding principal balance of this Note, together with accrued but unpaid Interest thereon, without premium or penalty, upon ten (10) days' prior written notice to Holder.

                  (b) Mandatory Prepayment. In the event the Maker issues Common Stock Equivalents other than an Exempt Issuance during the term of this Note, the Maker shall prepay all or a portion of the then-outstanding principal amount of this Note, together with all accrued but unpaid Interest thereon, using Fifty Percent (50%) of the net proceeds received by the Maker from such sale (or any lesser portion necessary) to repay the then-outstanding principal and interest amount of the Note; provided, however, that the Preferred Shares have first been redeemed, in whole, in accordance with its terms.

      All prepayments pursuant to this Section 3 shall be applied first to the interest outstanding hereunder prior to their application to the outstanding principal amount hereof. Upon full prepayment of this Note, the Holder shall surrender this Note for cancellation, after which this Note shall be of no further force or effect.

            4. Security Interest. This Note shall be senior in lien priority to all other Indebtedness (existing or future) of the Maker (other than Permitted Liens (as defined in the Security Agreement)) and shall be secured by a first priority perfected lien and security interest in the Collateral (as defined in the Security Agreement).

            5. Events of Default. This Note shall become due and payable upon any of the following events, herein called "Events of Default":

                  (a) failure of the Maker to pay the principal amount, interest or any other amounts due under this Note as and when due;

                  (b) a material breach by the Maker, or the material failure by the Maker to perform, any representation, warranty, covenant or agreement made by the Maker in this Note or any other Transaction Document, or any related instrument, document or agreement (subject to any applicable cure periods);

                  (c) Maker's application for, or Maker's consent to, the appointment of a receiver, trustee or liquidator for the Maker or any of its properties;

                  (d) filing by the Maker of a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors;

                  (e) the entry against the Maker of a court order approving a petition filed against it under the federal bankruptcy laws by a creditor other than the Holder, which order shall not have been vacated or set aside or otherwise terminated within sixty (60) days;

                  (f) with respect to any instrument or agreement for borrowed money to which the Maker is or becomes a party, (i) an event of default has occurred and has been declared by any third party to such instrument or agreement, the amount of the declared default exceeds Fifty Thousand Dollars ($50,000), and such third party has accelerated any payments due under such instrument or agreement or (ii) an event of default has occurred and has been declared by any third party to such instrument or agreement, the amount of the declared default exceeds Three Hundred Thousand Dollars ($300,000), provided, that the foregoing shall not constitute a default if the Maker, with advise of its legal counsel, has made a good faith determination that such amount is not due and that the Maker has valid and reasonable defenses against non-payment of such amount.

                  (g) the Maker agrees to pay in full settlement of any litigation, proceeding or action, or a judgment is entered by a court of competent jurisdiction with respect to any litigation, proceeding or action involving the Maker (other than any settlement entered into or judgment entered with respect to obligations incurred by the Maker in the ordinary course of business and which were accrued for on the balance sheet of the Maker in the ordinary course of business), of at least Three Hundred Thousand Dollars ($300,000) in any one instance or One Million Dollars ($1,000,000) in the aggregate, in each case that is not covered by any insurance maintained by the Maker.

            6. Transferability. Subject to compliance with applicable federal and state securities laws, this Note shall be transferable solely in accordance with Section 5.6 of the Purchase Agreement. In no event may the Holder assign this Note separate from an assignment of its rights under the Security Agreement. Any such transfer shall be effected by the presentation of this Note to the Maker for transfer, accompanied by a duly completed and executed Assignment Form in the form attached hereto as Exhibit A, and an opinion of counsel of the Holder in form reasonably satisfactory to the Maker that the transfer may be properly made under an exemption from registration under the Securities Act and applicable state securities laws. Any transfer made in violation of this Section 6 shall be void.

            7. Definitions. As used in this Note, the following term shall have the following meaning:

            "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in The City of New York.

            8. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing, and shall be deemed delivered upon personal delivery or facsimile transmission, one (1) business day after being sent via a reputable nationwide overnight courier services, or two (2) business days after deposit in the mail addressed as follows:

            If to the Maker:

                         CORVU CORPORATION
                         3400 West 66th Street, Suite 445
                         Edina, Minnesota 55435
                         Attention: Chief Financial Officer
                         Facsimile No.: (952) 843 7752

            With copies to:

                         Justin M. MacIntosh
                         C/o CorVu Australasia Pty. Ltd.
                         Level 8, 821-843 Pacific Highway,
                         Chatswood NSW  2067
                         Australia
                         Facsimile: (011-61 2) 9495 5444

                         Fredrikson & Byron, P.A.
                         200 South Sixth Street, Suite 4000
                         Minneapolis, Minnesota 55402
                         Attention:  John H. Stout or Barbara Muller
                         Facsimile No.: (612) 492 7077

            If to the Holder:

                         COMVEST INVESTMENT PARTNERS II LLC
                         830 Third Avenue
                         New York, NY 10022
                         Attention:  Carl Kleidman
                         Facsimile No.:  (212) 829-5978

            With a copy to:

                         Greenberg Traurig, LLP
                         The MetLife Building
                         200 Park Avenue, 14th Floor
                         New York, NY 10166
                         Attention:  Alan I. Annex, Esq.
                         Facsimile No.:  (212) 801-6400

Either party may change by notice the address to which notices to it are to be addressed.

            9. Successors and Assigns. All covenants, agreements and undertakings in this Note by or on behalf of any of the parties shall bind and inure to the benefit of the respective successors and assigns of the parties.

            10. Governing Law. This Note shall be governed by, construed under and interpreted and enforced in accordance with laws of the State of New York, without giving effect to principles of choice of law. Any action or proceeding arising out of or relating to this Note shall be commenced in a federal or state court having competent jurisdiction in the State of New York, and for the purpose of any such action or proceeding, each of the parties and any assignees thereof submits to the personal jurisdiction of the State of New York. The parties hereby irrevocably consent to the exclusive personal jurisdiction of any state or federal court for New York County in the State of New York or the Southern District of New York. The parties hereby waive any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

            11. Remedies. The Maker stipulates that the remedies at law of the Holder in the event of any default or threatened default by the Maker in the performance of or compliance with any of the terms of this Note are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

            12. Amendments. The terms and provisions of this Note may not be modified, altered or amended except in accordance with Section 9 of the Security Agreement.

            13. Headings. The descriptive headings of the several paragraphs of this Note are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

            IN WITNESS WHEREOF, the Maker has executed this Note and has delivered it to the Holder, on the day and year first above written.

                                  CORVU CORPORATION


                                  By:      /s/ David C. Carlson
                                           -------------------------------------
                                           Name:   David C. Carlson
                                           Title:     Chief Financial Officer

                                    Exhibit A
                                    ---------


                                   ASSIGNMENT


       FOR VALUED RECEIVED, the undersigned Holder of the attached Senior Secured Note (the "Note") issued by CorVu Corporation (the "Maker") hereby sells, assigns and transfers unto the persons below, all right, title and interest of the undersigned in and to the obligations evidenced by the Note, and does hereby irrevocably constitute and appoint _______________________ attorney-in-fact to transfer the Note on the books of the Maker with full power of substitution in the premises.

Dated:   _________________________




Signature:        ________________________

Fill in for new Registration of Note:

---------------------------------
Name of Noteholder


Address of Noteholder:     __________________________
                             _________________________
                             _________________________